                           IGEN International, Inc.
                                 Form 10-Q/A
                  For the Quarter Ended September 30, 1997

                                  EXHIBIT 11.1

              Statement Re: Computation of Net Loss Per Share
                    (In thousands, except per share data)

                                                                         THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                           SEPTEMBER 30,          SEPTEMBER 30
                                                                        --------------------  --------------------
                                                                          1997       1996       1997       1996
                                                                        ---------  ---------  ---------  ---------
Average Common Shares Outstanding:....................................   $15,107    $14,958    $15,053    $14,941
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------

Net Loss..............................................................   $(2,286)  $(1,710)    $(5,957)   $(3,234)
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Net loss per share....................................................   $  (.15)   $  (.11)   $  (.40)   $  (.22)
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------

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